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                                                                     EXHIBIT 3.1


                         CERTIFICATE OF AMENDMENT OF
                         -----------------------------
                           ARTICLES OF INCORPORATION
                          ---------------------------
                           (After Issuance of Stock)

                             POLYPHASE CORPORATION


Filed by:  James Rudis, Director, and I certify that:

     I, James Rudis, the undersigned am President and a Director of Polyphase Corporation and I hereby certify:

     That the Board of Directors of said Corporation at a meeting duly convened, held on the 28th day of February 2001, adopted a resolution to amend the Original Articles of Incorporation as follows:

Article First is hereby amended to read as follows:

          The name of the Corporation is:  Overhill Corporation

     That the Shareholders of said Corporation at a meeting duly convened, held on the 1st day of March, 2001, adopted a resolution to amend the Original Articles of Incorporation to change the Corporation's name to Overhill Corporation.


     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation was 17,827,464. That said change and amendment have been consented to and approved by 13,540,254, which is a majority vote of the shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

POLYPHASE CORPORATION

/s/ James Rudis
__________________________________________
By:  James Rudis
Its: President


/s/ William E. Shatley
_______________________________________________________
By:  William E. Shatley
Its: Secretary
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STATE OF CALIFORNIA      (S)
                         (S)
COUNTY OF ___________    (S)

     On ________________, ______, personally appeared before me, a Notary Public, James Rudis, the President of Polyphase Corporation, who acknowledged to me that he executed the above instrument for the purposes therein expressed.



                              ________________________________________________
                              Notary Public in and for the State of California



                          ***************************



STATE OF TEXAS      (S)
                    (S)
COUNTY OF DALLAS    (S)

     On ________________, ______, personally appeared before me, a Notary Public, William E. Shatley, the Secretary of Polyphase Corporation, who acknowledged to me that he executed the above instrument for the purposes therein expressed.



                              ___________________________________________
                              Notary Public in and for the State of Texas